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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 930,808 shares of common stock under the LeukoSite, Inc. Amended and Restated 1993 Stock Option Plan of our report dated February 9, 1999 with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP
                                              Ernst & Young LLP
Boston, Massachusetts
December 21, 1999